SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934


 Date of Report (date of earliest event reported): May 23, 1997




                     CHESAPEAKE CORPORATION



                 Commission file number: 1-3203




Incorporated under the                           I.R.S. Employer
laws of Virginia                                 Identification
                                                 No. 54-0166880


                      1021 East Cary Street
                          P. O. Box 2350
                  Richmond, Virginia 23218-2350
                 Telephone Number (804) 697-1000











Item 2.  Acquisition or Disposition of Assets.

    On May 23, 1997, Chesapeake Corporation ("Chesapeake") completed the sale to St. Laurent Paperboard (U.S.) Inc. ("St. Laurent (U.S.)"), a wholly-owned subsidiary of St. Laurent Paperboard Inc. (Toronto and
Montreal: SPI), of : (i) the sole membership interest in Chesapeake Paper Products Company LLC (successor to Chesapeake Paper Products Company), a wholly-owned subsidiary of Chesapeake which, as of the closing date, owned and operated Chesapeake's kraft products mill located in West Point, VA (the "West Point Mill"); (ii) all of the capital stock of Chesapeake Box Company which, as of the closing date, owned and operated directly or through a subsidiary substantially all of the assets of four of Chesapeake's corrugated box plants; and (iii) all of the capital stock of Chesapeake Fiber Company which, as of the closing date, owned and operated directly or through a subsidiary certain assets related to the West Point Mill's wood procurement operations.

    The purchase price of approximately $500.0 million was paid in cash at closing, subject to post-closing adjustment as described below. The transaction is expected to result in an after-tax gain for Chesapeake of approximately $60 million, or $2.55 a share, to be recorded in the second quarter of 1997. Chesapeake plans to use the net after tax proceeds of approximately $390 million from the transaction to reduce debt, repurchase its common stock, and finance growth opportunities internally and through acquisitions in the packaging and recycled tissue businesses.

    Chesapeake retained ownership of its 326,000 acres of timberlands following the transaction, and entered into a 15-year agreement with St. Laurent Forest Products Corp., a wholly-owned subsidiary of St. Laurent (U.S.), to supply the West Point Mill with a substantial portion of its virgin fiber requirements at market prices. St.
Laurent Paper Products Corp. and St. Laurent Packaging Corp., each wholly-owned subsidiaries of St. Laurent (U.S.), entered into five-year agreements with Chesapeake to supply paper and/or corrugated sheets at market prices to certain of Chesapeake's remaining packaging operations.

    Chesapeake Corporation, headquartered in Richmond, VA, is a diversified packaging and paper company whose primary businesses are packaging and tissue products. St. Laurent, headquartered in Montreal, Quebec, Canada, is a North American supplier and manufacturer of paperboard products, with sales in Canada, the United States, and selected international markets.

    The West Point Mill manufactures white-top paperboard, kraft paperboard, kraft paper, corrugating medium, and bleached hardwood
pulp.   The annual manufacturing capacity of the West Point Mill is about 920,000 tons. Approximately two-thirds of the raw material for products manufactured by the West Point Mill is virgin wood fiber, with the remainder being recycled fiber. The West Point Mill's recycling system has the capacity to use 360,000 tons of recycled fiber annually. In addition to three paper machines and a market pulp drying machine, the West Point Mill includes wood storage, wood pulping, paper recycling, and steam and power generation equipment. Also included in the sale were certain assets related to the West Point Mill's wood procurement operations, including marine assets, several woodyards and chipmills, and a sawmill.

    The four box plants involved in the transaction are located in Richmond, VA; Roanoke, VA; Baltimore, MD; and North Tonawanda, NY. These facilities manufacture corrugated boxes and specialty packaging. The raw materials utilized by the box plants include paperboard and corrugating medium that are converted using various equipment that prints, cuts, slots and glues to make packaging to customer specifications.

    In total, the operations sold by Chesapeake employed approximately 1,750 people as of the closing date and had sales in 1996, after intercompany eliminations, of approximately $412 million.

    Chesapeake has agreed to indemnify St. Laurent and St. Laurent (U.S.) against losses incurred by them which are attributable to any breach of a representation or warranty or covenant made by Chesapeake in the Purchase Agreement, provided notice is given to Chesapeake within the applicable survival period specified therein.

    Prior to the transaction, there were no material relationships between Chesapeake or, to Chesapeake's knowledge, any of its affiliates, directors, officers, or any associate of any such director or officer, and St. Laurent (U.S.) or St. Laurent Paperboard Inc. The purchase price was determined as a result of arm's length negotiations between the parties. The final purchase price is subject to adjustment to reflect changes in certain agreed-upon balance sheet items from December 31, 1996, through the closing date. Chesapeake expects that such adjustment will be completed during the third quarter of 1997.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

         (a)  Financial Statements of Business Acquired.

              Not applicable.

         (b)  Pro Forma Financial Information.










The following unaudited pro forma condensed consolidated financial statements are filed with this report:


         Pro Forma Condensed Consolidated Balance Sheet as of
          March 31, 1997
         Pro Forma Condensed Consolidated Statements of Income:
              Year Ended December 31, 1996
              Quarter Ended March 31, 1997
         Notes to Pro Forma Condensed Consolidated Financial     Statements


    The following pro forma condensed consolidated balance sheet as of March 31, 1997 and pro forma condensed consolidated statements of income for the year ended December 31, 1996 and quarter ended March 31, 1997 are adjusted to reflect the sale by Chesapeake to St. Laurent (U.S.) of the sole membership interest in Chesapeake Paper Products Co. LLC and all of the capital stock of Chesapeake Box Company and Chesapeake Fiber Company as of the dates indicated (the "Transaction"). The pro forma condensed consolidated financial statements are unaudited, except for the historical statement of income of Chesapeake for the year ended December 31, 1996, which is derived from Chesapeake's audited statement of income for such period.

    The pro forma balance sheet gives effect to the Transaction as though it had occurred on March 31, 1997, and the pro forma condensed consolidated statements of income give effect to the Transaction as though it had occurred as of the beginning of the periods presented. Chesapeake believes that, on the basis of the assumptions set forth herein, the pro forma condensed consolidated financial statements reflect a reasonable estimate of the effects of the Transaction. Assumptions include the use of a portion of the net cash proceeds from the Transaction to reduce outstanding credit lines and certain other debt, with the remaining proceeds invested in cash equivalents until utilized in accordance with Chesapeake's planned use of proceeds. In accordance with Securities and Exchange Commission policy governing pro forma financial statements, no pro forma interest income is recognized in the pro forma condensed consolidated statements of income for funds assumed invested in cash equivalents. If such amounts had been included in the pro forma statements, after-tax interest income on the assumed investment of such proceeds in cash equivalents at an average interest rate of 5.5% would have been $9.3 million for the year ended December 31, 1996 and $2.3 million for the quarter ended March 31, 1997. Reflecting such amounts in pro forma net income would have resulted in net income of $93.7 million, or $3.97 a share, for the year ended December 31, 1996, and $61.3 million, or $2.60 a share for the quarter ended March 31, 1997.


    The pro forma statements are for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would actually have occurred if the Transaction had taken place on the applicable dates or for the periods indicated or that may occur in the future.

    The pro forma condensed consolidated financial statements should be read in conjunction with previously filed consolidated financial statements and accompanying notes of Chesapeake contained in its Annual Report on Form 10-K for the year ended December 31, 1996, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. The notes to the pro forma condensed consolidated financial statement are an integral part thereof.














































                     CHESAPEAKE CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of March 31, 1997
                                  (Unaudited)
                                           Divested     Pro Forma
                               Historical  Companies(a) Adjustments Pro Forma
                                             (In millions)
ASSETS

Current assets:
                                                            $ 500.0 (b)
                                                              (10.4)(b)
                                                              (93.5)(b)
 Cash and cash equivalents        $ 10.7      $   .7         (225.5)(c) $ 180.6
 Accounts receivable               168.4        45.3            -         123.1
 Inventories                       133.4        35.5            -          97.9
 Deferred income taxes              16.5         -             (1.8)(h)    14.7
 Other                              12.3         0.7            -          11.6

   Total current assets            341.3        82.2          168.8       427.9

Property, plant and equipment,
  at cost:
 Land, buildings, machinery
   and equipment                 1,593.0       810.1            -         782.9
 Less accumulated
    depreciation                  (783.0)     (461.8)           -        (321.2)
                                   810.0       348.3            -         461.7

 Timber and timberlands             39.5         -              -          39.5

 Net property, plant and
  equipment                        849.5       348.3            -         501.2

 Goodwill, net                      58.4         5.0            -          53.4

 Other assets                       42.4         8.6            6.2 (e)    40.0

                                $1,291.6      $444.1         $175.0    $1,022.5














                                           Divested     Pro Forma
                               Historical  Companies(a) Adjustments  Pro Forma
                                              (In millions)

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable and                                     $   6.6 (f)
    accrued expenses             $  148.9      $ 34.6         1.4 (g)$  122.3
 Current maturities of
    long-term debt                    3.9         -           -           3.9
 Dividends payable                    4.7         -           -           4.7
                                                              2.0 (d)
 Income taxes payable                (2.6)        -           3.7 (h)     3.1

    Total current liabilities       154.9        34.6        13.7       134.0

Long-term debt                      518.7         -        (225.5)(c)   293.2

Postretirement benefits other
    than pensions                    29.4      16.2           5.0 (i)    18.2

Deferred income taxes               127.4         -         (62.8)(h)    64.6


Stockholders' equity:
 Common stock, $1 par value          23.4         -           -          23.4
 Additional paid-in capital          98.0         -           -          98.0
 Foreign currency translation
  adjustment                         (0.5)        -           -          (0.5)
                                                            393.3 (j)
 Retained earnings                  340.3       393.3        51.3 (k)   391.6
                                    461.2       393.3       444.6       512.5

                                 $1,291.6      $444.1     $ 175.0    $1,022.5



                           See accompanying notes.






                   CHESAPEAKE CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED   CONSOLIDATED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (Unaudited)
                                           Divested     Pro Forma
                               Historical  Companies(l) Adjustments   Pro Forma
                                     (In millions, except per share data)

Net sales                        $1,158.6       $411.7     $ 87.8 (m)    $834.7
Costs and expenses:
                                                               .2 (e)
                                                               .6 (g)
                                                               .2 (i)
  Cost of products sold             843.0        335.1       88.9 (m)     597.8
  Depreciation and cost of
    timber harvested                 87.1         42.1         -           45.0
                                                               .1 (e)
  Selling, general and                                         .4 (g)
     administrative expenses        154.2         29.9         .1 (i)     124.9

    Income from operations           74.3          4.6       (2.7)         67.0

Other income and expenses, net        6.7          0.4         -            6.3
Interest expense                    (33.9)        -          13.3 (n)     (20.6)
Gain on sale of subsidiaries          -           -          82.3 (d)      82.3

    Income before taxes              47.1          5.0       92.9         135.0
                                                             31.5 (d)
Income taxes                         17.0         -           2.1 (h)      50.6

    Net income                   $   30.1       $  5.0     $ 59.3        $ 84.4

Earnings per share                 $ 1.27                               $ 3.58

Weighted average number
  of common shares and
  equivalents outstanding            23.6                                  23.6



                            See accompanying notes.










                    CHESAPEAKE CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED     CONSOLIDATED STATEMENT OF INCOME
                      FOR THE QUARTER ENDED MARCH 31, 1997
                                  (Unaudited)
                                           Divested      Pro Forma
                               Historical  Companies(l)  Adjustments  Pro Forma
                                     (In millions, except per share data)

Net sales                          $294.5      $102.9      $ 20.6 (m)    $212.2
Costs and expenses:
                                                               .3 (g)
                                                               .1 (i)
  Cost of products sold             223.6        91.9        20.7 (m)     152.8
  Depreciation and cost of
    timber harvested                 26.7        10.8         -            15.9
  Selling, general and
     administrative expenses         41.3         8.2          .2 (g)      33.3

   Income from operations             2.9        (8.0)        (.7)         10.2

Other income and expenses, net        1.0         0.1         -             0.9
Interest expense                     (9.5)        -           3.3 (n)      (6.2)
Gain on sale of subsidiaries          -           -          90.2 (d)      90.2

   Income (loss) before taxes        (5.6)       (7.9)       92.8          95.1
                                                             34.5 (d)
Income taxes                         (2.1)        -           3.7 (h)      36.1

    Net income (loss)             $ ( 3.5)     $ (7.9)     $ 54.6        $ 59.0

Earnings (loss) per share         $ (0.15)                              $ 2.50

Weighted average number
  of common shares and
  equivalents outstanding            23.4                      .2 (o)      23.6



                            See accompanying notes.

















           NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS


(a) To eliminate the assets and liabilities of divested companies included in Chesapeake's consolidated balance sheet as of March 31, 1997.

(b) To record the initial purchase price of approximately $500 million, estimated Transaction costs of $10.4 million and estimated income taxes of $93.5 million. The purchase price is subject to adjustment as described in Item 2 of this Form 8-K.

(c) To record use of a portion of net proceeds to reduce long-term debt.

(d) To record pre-tax gain on sale of divested companies and related tax effect.

(e) To reflect effect of adjustments to net pension asset primarily resulting from curtailment gains and associated recurring expense.

(f) To record accrual of additional Transaction costs.

(g) To reflect divested companies' medical benefits accrual and associated expense retained by Chesapeake.

(h) To record tax effect of divested companies and pro forma adjustments (other than gain on sale of divested companies) at statutory federal and state income tax rates.

(i) To adjust liability for postretirement benefits other than pensions and associated expense.

(j) To add back stockholders' equity of divested companies already eliminated in historical consolidated results.

(k) To record net equity effect of pro forma adjustments.

(l) To eliminate the revenues and expenses of divested companies for the applicable periods.

(m) To reflect additional sales to divested companies previously recorded as intercompany.

(n) To record decrease in interest expense at an average interest rate of 5.9% for the year ended December 31, 1996 and quarter ended March 31, 1997 resulting from the application of a portion of net proceeds to reduce debt.

(o) To adjust weighted average number of common shares for equivalents outstanding, which were not included in historical number because of the net loss.





    (c)  Exhibits.

             2.1 Purchase Agreement, dated as of April 30, 1997, by and between Chesapeake Corporation, St. Laurent Paperboard Inc. and St. Laurent Paperboard (U.S.) Inc.

                  In accordance with Item 601(b)(2) of Regulation S-K, the exhibits to the Purchase Agreement are not filed herewith. Chesapeake agrees to furnish supplementally a copy of any such exhibits to the Securities and Exchange Commission upon request.















































                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CHESAPEAKE CORPORATION
                                                (Registrant)


Date: June 6, 1997                      BY:   /s/ William T. Tolley
                                              William T. Tolley
                                              Group Vice President
                                              Chief Financial Officer

                             EXHIBIT INDEX





Exhibit 2.1 Purchase Agreement, dated as of April 30, 1997, by and between Chesapeake Corporation, St. Laurent Paperboard Inc. and St. Laurent Paperboard (U.S.) Inc.